Exhibit 23.2

CONSENT OF INDEPENDENT AUDITORS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 2, 2013 relating to the financial statements of Orbital Gas Systems Limited included in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ Baker Tilly Virchow Krause, LLP

Minneapolis, Minnesota
April 11, 2013